Exhibit 23.2

[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2006, relating to the consolidated financial statements of Vista Gold Corp. (the “Company”), which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, BC, Canada

May 18, 2006